UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2005

UNITED DEFENSE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16821 (Commission File Number)	52-2059782 (I.R.S. Employer Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 312-6100

Item 1.01. Material Definitive Agreement

     On January 7, 2005, United Defense Industries, Inc. offered to enter into amendments to the employment agreements with the following executive officers:

Alexander J. Krekich
David V. Kolovat
Dennis A. Wagner, III
Thomas W. Rabaut
Francis Raborn

     It is anticipated that these individuals will counter execute the amendments presented to them and those amendments will become effective as of January 7, 2005. A copy of the amendment is filed herewith as Exhibit 10.1. The amendment provides that the prevailing party shall be entitled to recover costs incurred in any proceeding to enforce the agreement.

     On January 7, 2005, United Defense Industries, Inc. also offered to enter into amendments to change of control protection agreements with the following executive officers:

Elmer L. Doty
Keith B. Howe

     It is anticipated that these individuals will counter execute the amendments presented to them and those amendments will become effective as of January 7, 2005. A copy of the amendment is filed herewith as Exhibit 10.2. The amendment provides that the prevailing party shall be entitled to recover costs incurred in any proceeding to enforce the agreement.

Item 9.01. Financial Statements and Exhibits.

     Financial Statements of Business Acquired.

     Not applicable.

     Pro Forma Financial Information.

     Not applicable.

     Exhibits.

The following exhibits are filed with this report pursuant to Item 1.01:

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated January 7, 2005, between United Defense Industries, Inc. and various executive officers
10.2	First Amendment to Change of Control Protection Agreement dated January 7, 2005, between United Defense Industries, Inc. and various executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.
Date: January 11, 2005	BY: /s/ David V. Kolovat David V. Kolovat Vice President, General Counsel and Secretary

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